UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2003

Commission file Number: 0-17321

___________

TOR MINERALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

___________

Delaware	74-2081929
(State or other jurisdiction of corporation)	(I.R.S. Employer Identification No.)

722 Burleson

Corpus Christi, Texas 78402

(Address of principal executive offices and zip code)

(361) 883-5591

(Registrant's telephone number, including area code)

___________

ITEM 5. OTHER EVENTS

The Registrant files herewith the Exhibit listed in Item 7 below.

ITEM 7. EXHIBITS

The following exhibit is furnished in accordance with 601 of Regulation S-K: 99.1 Press release.

EXHIBIT

TOR MINERALS INTERNATIONAL ANNOUNCES

2002 YEAR END FINANCIALS

Corpus Christi, Texas February 24, 2003 - TOR Minerals International (NASDAQ: TORM) announced today that for the twelve months ending December 31, 2002 net sales were $16,269,000 as compared with $14,691,000 for the same period of 2001, an increase of 11 percent. The company recorded net income of $317,000 or $0.05 per share for the year ended December 31, 2002 compared with a net loss of $(578,000) or $(0.10) per share for the same period of 2001.

For the quarter ending December 31, 2002 the company recorded a loss of $(166,000) or $(0.02) per share against a loss of $(50,000) or $(0.01) per share in the quarter ending December 31,2001. Net sales in the current quarter were $3,892,000 as compared with $3,332,000 in the last quarter of 2001.

Richard Bowers, President and CEO said he was pleased with both the return to profitability and the resumption of growth in sales. Commenting on the fourth quarter loss, he said a delay in the arrival of synthetic rutile to the U.S. created a two month suspension of HITOX® production at Corpus Christi and significant underabsorption of manufacturing costs at that location. Fortunately, the company was able to bridge the supply gap by importing HITOX from its subsidiary in Malaysia. He said that Corpus Christi received 4,500 metric tons of synthetic rutile in mid-January and is back in full production.

Mr. Bowers commented that, based on orders already received for some of TOR's products, he felt that net sales for 2003 would be in excess of $20,000,000. He also stated that TOR Processing and Trade, B.V. (TP&T), the Netherlands subsidiary would operate profitably going forward. Mr. Bowers said that TP&T had received significant new orders for Boehmite, the first of what is hoped to be a series of new aluminas to be manufactured at TP&T. He also said the planned for new grade of HITOX TiO2 pigment should be ready for market early in the second quarter of 2003.

Based in Corpus Christi, Texas, TOR Minerals manufacturers pigments in Corpus Christi, Malaysia and the Netherlands which are marketed worldwide.

This statement includes forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, advances in technology and other factors.

Further Information Contact:

Richard L. Bowers, President and CEO

361/883-5591 Ext. 47

(Table Follows)

TOR MINERALS INTERNATIONAL, INC. CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited) (in thousands, except per share amounts)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2002		2001		2002	2001
	----------------		----------------		----------------	----------------
NET SALES	$ 3,892		$ 3,332		$ 16,269	$ 14,691
COSTS AND EXPENSES:
Cost of products sold	3,178		2,331		12,245	11,407
	----------------		----------------		----------------	----------------
GROSS PROFIT	714		1,001		4,024	3,284
Selling, administrative and general	808		965		3,432	3,487
	----------------		----------------		----------------	----------------
OPERATING INCOME (LOSS)	(94)		36		592	(203)
OTHER INCOME (EXPENSES):
Net interest expense	(76)		(51)		(317)	(345)
Other, net	4		(35)		34	(30)
	----------------		----------------		----------------	----------------
INCOME (LOSS) BEFORE INCOME TAX	(166)		(50)		309	(578)
Provision for income tax	-		-		-	-
	----------------		----------------		----------------	----------------
NET INCOME (LOSS)	$ (166)		$ (50)		$ 309	$ (578)
	----------------		----------------		----------------	----------------
Earnings (loss) per common share:
Basic	$ (0.02)		$ (0.01)		$ 0.05	$ (0.10)
Diluted	$ (0.02)		$ (0.01)		$ 0.05	$ (0.10)

Weighted average common shares and equivalents outstanding:
Basic	6,886		5,585		6,154	5,507
Diluted	6,886	(1)	5,585	(1)	6,167	5,507	(1)

(1) No shares were added to the number of basic shares in the computation of diluted earnings per share because the effect would be antidilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: February 25, 2003	RICHARD BOWERS Richard Bowers President and CEO

Date: February 25, 2003	BARBARA RUSSELL Barbara Russell, Controller (Principal Accounting Officer)